UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 6, 2011
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50907 (Commission File Number)	98-0430222 (IRS Employer Identification No.)

Suite 500, 666 Burrard Street Vancouver, British Columbia, Canada (Address of principal executive offices)	V6C 3P6 (Zip Code)

(604) 642-6165
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on October 6, 2011, the Board of Directors of Douglas Lake Minerals Inc. (the "Company") accepted the consent of Dr. Reyno Scheepers, a current director of the Company, to act as Chief Operating Officer of the Company.

Dr. Scheepers has served as a director of the Company since September 21, 2010. Dr. Scheepers' involvement with the mining industry stretches for a period of over twenty years. He started off as a researcher at the Fuel Research Institute (CSIR) of South Africa where he gained experience in the composition and characteristics of various South African coal fields. This was followed by a two year period as a geologist at a South African gold mine where he gained experience in underground geology, underground and surface exploration and gold exploration project planning. He then joined the University of Stellenbosch where he became a professor in petrology/mineralogy in 1999.

Since 1995 Dr. Scheepers directed his efforts towards the investigation of gemstone deposits covering alluvial and kimberlitic diamond deposits in South Africa, the Democratic Republic of the Congo and in Tanzania. One of his major achievements in Tanzania was the investigation of the geology and technical aspects of the Merelani tanzanite deposit which eventually led to the listing of the first colored gemstone company on the Johannesburg Stock Exchange.

Dr. Scheepers is also closely involved in the application and development of geochemical analytical techniques and was in charge of the running of an XRF laboratory, an ICP=AES laboratory and a micro thermometric laboratory. He participated in the development of international geochemical reference standards and completed numerous analytical problems for the industry over the years.

Dr. Scheepers' interest in providing small scale miners with the necessary skills to conduct safe and effective mining led to the establishment of the Gemstone Research Centre at Stellenbosch University and currently the Unit for Gemstone Geology ("UGG"). The UGG is a collaborative training and research unit between Free State and Dar Es Salaam Universities through which research on gemstone deposits is currently conducted.

Dr. Scheepers received his B.Sc. (Hons), Cum Laude in 1979, his M.Sc, Cum Laude in 1982 and his PhD in 1990 from the University of Stellenbosch.

As a result, the Company's current executive officers and directors are as follows:
Name	Position
Reginald Mengi	Chairman of the Board and a director
Douglas Boateng	President, Chief Executive Officer and a director
Reyno Scheepers	Chief Operating Officer and a director
Debra Farquharson	Executive Vice President, Secretary, Treasurer and Chief Financial Officer

SECTION 8 - OTHER EVENTS

Item 8.01       Other Events

On October 7, 2011, the Company issued a press release announcing the appointment of Dr. Reyno Scheepers as the Company's Chief Operating Officer

A copy of the press release is included as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits.
Exhibit Number	Description
99.1	Press release of Douglas Lake Minerals Inc. dated October 7, 2011*

*         Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
DATE: October 7, 2011.	By: /s/ Debra Farquharson Name: Debra Farquharson Position: Executive VP, Secretary, Treasurer and CFO

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